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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made and entered into this 6th day of April, 1999, by and between SpeedFam-IPEC, Inc., an Illinois corporation (hereinafter referred to as the "Company") and Ralph Hartung (hereinafter referred to as the "Employee").


                             W I T N E S S E T H:

      WHEREAS, the Company desires to retain the services of the Employee in the capacities set forth herein, and the Employee desires to be employed by the Company in such capacities;

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Company and the Employee hereby agree as follows:

             1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth and subject to the policies as published in the Company's Employee Handbook, as from time to time amended and provided to the Employee.

             2. Term. Subject to the provisions for earlier termination hereinafter set forth in Section 10 of this Agreement, the initial term of employment hereunder shall commence on the date hereof, and end on May 31, 2000.

             3. Automatic Extension. The term of employment of the Employee hereunder shall automatically continue for additional one (1) year terms upon the same terms and conditions contained herein unless either the Company or the Employee shall notify the other at least thirty (30) days prior to the expiration of the initial term or any renewal term of its or his intention to terminate this Agreement as of the end of its then current term.

             4. Compensation. The Company agrees to provide the Employee with the following compensation for all services rendered under this
      Agreement:

                 4.1. Salary. During the term hereof, the Company shall pay to the Employee a Base Annual Salary of not less than $300,000, payable in accordance with the standard payroll practices of the Company (including any salary-reduction contributions to plans or programs maintained by the Company). Further, the Base Annual Salary of the Employee shall be reviewed annually by the Company and adjusted as appropriate.

                 4.2. Bonus. The Company shall pay to the Employee such bonuses as the Company may from time to time determine based upon the evaluation of the Employee's performance by the President/CEO of the Company pursuant to goals set by the President/CEO with input from the Employee at the beginning of each fiscal year. Employee's target bonus shall be equal to 75% of Employee's Base Salary. Employee shall be paid an initial bonus for the Company's fiscal year
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            ending May 31, 1999, of no less than Employee's target bonus prorated for such part of the Company's fiscal year during which Employee was employed by the Company hereunder. Employee shall be paid a bonus for the Company's fiscal year ending May 31, 2000 of no less than Employee's target bonus.

                 4.3. Long-term Incentive Opportunity. During the term of this
            Agreement, the Employee shall participate in any long-term incentive plan maintained by the Company, including, but not limited to, stock options, performance shares, restricted stock and long-term cash incentive plans, as determined by the Board of Directors of the Company.

                 4.4. Other Benefits. To the extent the Employee is eligible under the appropriate laws, the Employee shall be entitled to participate in and receive benefits under any and all pension, profit-sharing, health, disability and insurance plans, if any, which the Company may maintain.

             5. Duties. The Employee shall serve as Chief Operating Officer and President of the Company's CMP Group. As such, the Employee's duties and responsibilities shall include, but shall not be limited to, profit and loss responsibility of CMP business, and performance of manufacturing operations company wide. The Employee shall also be responsible for the performance of such other duties and responsibilities as may be prescribed from time to time by the President/CEO of the Company.

             6. Extent of Service. The Employee shall devote the Employee's full business time, attention, and energies to the business of the Company and its Affiliates and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, unless written approval is first secured from the President/CEO of the Company, with such approval not unreasonably being withheld. Notwithstanding the foregoing, the Employee may be a passive investor in any business or firm not in direct competition with the products and services of the Company.

             7. Working Facilities. The Employee shall be furnished with office space, furnishings, secretarial support and such other facilities and services which are reasonably necessary for the performance of the Employee's duties.

             8. Expenses. The Company will reimburse the Employee for all reasonable business expenses which are incurred by the Employee in the promoting of the interests of the Company upon presentation by the Employee from time to time (at least monthly) of an itemized account of such expenses containing such detail as may reasonably be required by the President/CEO of the Company.

             9. Vacation. The Employee shall be entitled to paid vacation in accordance with Company policy as set forth in the Company's Employee Handbook. All vacation


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      time shall be taken by the Employee at such times as shall be mutually and reasonably agreed upon by the Employee and the President/CEO of the Company.

            10.   Termination of Employment.

                10.1. Termination for Cause. The Company may terminate the
            Employee's employment under this Section of the Agreement for Cause. Cause shall be defined as:

                    10.1.1. The Employee's Material Breach of this Agreement,
                  which breach is not cured within ten (10) business days after written notice from the Company specifying such breach has been delivered to the Employee;

                    10.1.2. Commission by the Employee of any materially
                  fraudulent, dishonest or other act of misconduct in the performance of the Employee's duties hereunder, other than at the specific direction of the President/CEO or the Board of Directors; or

                    10.1.3. Arrest for any felony or crime involving moral
                  turpitude.

            Following a Termination for Cause, the Company shall pay to the Employee the Base Annual Salary as provided in Section 4.1 accrued up to the date of termination. In no event shall the Company be obligated to pay any other compensation with respect to any period before or after the date of such termination.

                10.2. Other Termination at the Election of the Company. The
            Company may elect to terminate the employment of the Employee, other than by the giving of notice of intention to terminate this Agreement pursuant to Section 3, for any reason other than Cause, upon written notice to the Employee, accompanied by payment in a lump sum of:

                    10.2.1. All compensation accrued up to the date of termination;

                    10.2.2. An amount equal to one (1) times the Employee's Base Annual Salary of record on the date of termination; and

                    10.2.3. An amount equal to the Bonus Employee would have
                  been entitled to under Section 4.2 if Employee had continued employment with the Company to the end of its fiscal year, prorated for such part of the Company's fiscal year during which Employee was employed by the Company hereunder.

                10.3. Voluntary Termination following Change in Duties. Upon the voluntary termination of employment by the Employee within thirty
            (30) days of a Change in Duties, benefits shall be payable under this Section 10.3.


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                    10.3.1.   The Employee shall receive all compensation
                  accrued up to the date of termination;

                    10.3.2. The Employee shall receive an amount equal to one
                  (1) times the Employee's Base Annual Salary of record on the date of termination; and

                    10.3.3. The Employee shall receive an amount equal to the
                  Bonus Employee would have been entitled to under Section 4.2 if Employee had continued employment with the Company to the end of its fiscal year, prorated for such part of the Company's fiscal year during which Employee was employed by the Company hereunder.

                        10.4. Benefit Payments. Following the termination of the
            Employee's employment for any reason, the Company shall pay to the Employee, under the terms of the Company's benefit plans, an amount equal to the vested benefits of the Employee in any pension, or other benefit plan as of the termination date. If elected by the Employee, the Company shall, instead of payment to the Employee, transfer such funds to such other benefit plans as designated by the Employee.

            11.   Restrictive Covenants.

                11.1. The Employee understands that the Company's business involves the design, improvement, development, testing, manufacturing, marketing and sale of products, and that this business requires substantial investments in capital and substantial commitments of time and effort by the Company's employees. The Employee further understands that, as a result, certain of the Company's personnel, including the Employee, acquire information with respect to customer goodwill, trade secrets and Confidential Information, which, of itself and apart from the Employee's abilities, could be of great value to a competitor of the Company, potential competitors of the Company, and to others.

                11.2. The Employee further understands that employment with the
            Company is conditioned upon the Company's being able to place complete trust and confidence in the Employee and to rely on the Employee's doing everything possible to avoid the disclosure or use of Confidential Information to persons, corporations, organizations and others outside the Company, which may become known to, or subject to the control of the Employee during the term of employment hereunder. The Employee also understands that competition in the manufacture, sale, and development of products is not local in nature or scope, but involves various corporations, organizations and others located within the United States and throughout the world.

                11.3. In recognition of these circumstances and for the purpose of inducing the Company to employ the Employee (or continue the employment of


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            the Employee with appropriate compensation reviews) to repose trust and confidence in the Employee, and to make Confidential Information available to the Employee, the Employee agrees that the following restrictive covenants are necessary and proper for the protection of the Company.

                11.4. Subject to Section 11.6 below, the Employee will promptly disclose and assign to the Company, without the right to any form of compensation therefor, every invention that the Employee, individually or jointly with others, during the term of the Employee's employment with the Company and for a period of one (1) year following termination of such employment for any reason, may discover, invent, conceive or originate, relating in any way to the present or contemplated scope of the Company's business with regard to any of its clients, customers or vendors or to any Product, Technology, process, or device dealt in, used or under development or manufacture by the Company for itself or others or that results from or may be suggested by any work the Employee may do for the Company or at the Company's request. The Employee will fully cooperate with the Company in applying for and securing in the name of the Company or its designee patents or copyrights with respect to said Inventions in each country in which the Company may desire to secure patent or copyright protection. The Employee will promptly execute all proper documents presented to the Employee for signature by the Company to enable the Company or its designee to secure such patent or copyright protection and to transfer legal title therein, together with any patents or copyrights that may be issued thereon or in connection therewith, to the Company or its designee. The Employee will give such true information and testimony as may be requested of the Employee by the Company relative to any of said Inventions.

                11.5. Subject to Section 11.6 below, the Company shall have the exclusive right to use in its business, and to make, use and sell products, processes, and/or services arising out of any Invention, whether or not patentable, which is assignable by the Employee to the Company pursuant to Section 11.4 above.

                11.6. The Employee is hereby notified that Sections 11.4 and
            11.5 above do not apply to an Invention for which no equipment, supplies, facility, technology, confidential information, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless:

                    11.6.1. The Invention was related:

                        11.6.1.1.   To the business of the Company; or

                        11.6.1.2. To the Company's actual or demonstrably anticipated research or development; or


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                    11.6.2. The Invention results from any work performed by the
                  Employee for the Company.

                11.7. The Employee agrees that all financial data, customer lists, plans, contracts, agreements, literature, manuals, catalogues, brochures, books, records, computer files or applications, maps, correspondence, and other materials furnished or made available to the Employee by the Company or an Affiliate, or any of its clients, or created, prepared or secured through the efforts of the Employee, relating to the business conducted by the Company or an Affiliate, whether or not containing any Confidential Information, are and shall remain the property of the Company, and the Employee agrees to deliver all such materials, including all copies thereof, to the Company upon termination of the Employee's employment hereunder, or at any other time at the Company's request.

                11.8. Other than as expressly directed by the Company and in the performance of duties to the Company or with the expressed permission of the Company, the Employee shall never, during or following the Employee's employment with the Company, directly or indirectly, sell, use, disclose, lecture upon, or publish data of information containing or relating to any Confidential Information or Technology of the Company or its Affiliates or any Invention assignable to the Company pursuant to the terms of Section 11.4 above.

                11.9. During the term of the Employee's employment with the
            Company and for a period of two (2) years after the termination thereof, the Employee agrees that the Employee will not:

                    11.9.1. Own or have any interest, directly or indirectly,
                  in, except through stock traded on a national stock exchange where the Employee owns less than one percent (1%) of the total issued and outstanding shares of such stock, or act as an officer, director, agent, employee, or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation or other entity which sells or provides products or services in direct competition with the products or services of the Company or its Affiliates anywhere within the world where any Confidential Information acquired by the Employee would reasonably be considered advantageous to such other competing entity, or

                    11.9.2. Directly or indirectly entice, induce or in any
                  manner influence any person who is, or shall be, in the service of the Company or its Affiliates to leave such service for the purpose of engaging in business or being employed by or associated with any person, firm, association, partnership, corporation or other entity which sells or provides products or services in direct competition with the products or services of the Company or its Affiliates anywhere in the world.


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                  If any court shall finally hold that the time, territory or any other provision of this Section 11.9 constitutes an unreasonable restriction against the Employee, the Employee agrees that the provisions hereof shall not be rendered null and void, but shall apply as to such time, territory, and other extent as such court may determine to be a reasonable restriction under the circumstances involved.

               11.10. The Employee understands that if there is a breach by the
            Employee of any duty to the Company with respect to any Confidential Information or Invention, the Company may suffer irreparable injury and may not have adequate remedy at law. As a result, the Employee agrees that if a breach of this Agreement occurs, the Company may, in addition to any other remedies available to it, bring an action or actions for injunction, specific performance, or both, and have entered into a temporary restraining order, preliminary or permanent injunction, or other action compelling specific performance.

            12.   Definitions.

                12.1. "Affiliate" means any entity in which the Company, or any entity which owns, directly or indirectly, a majority ownership interest in the Company, owns, directly or indirectly, at least a twenty percent (20%) interest in such entity and for which Employee has performed services or from which Employee has received Confidential Information.

                12.2. "Base Annual Salary" means the annualized value of the
            Employee's salary, based on the most recent pay period.

                12.3.   "Board" means the Board of Directors of the Company.

                12.4.   "Change in Duties" means:

                    12.4.1. A significant reduction in the nature or scope of
                  the Employee's authority or duties;

                    12.4.2. A material reduction in the Employee's Base Annual Salary; or

                    12.4.3. Exclusion from any incentive or benefit program from which the Employee was previously eligible, and which other executives with comparable duties participate in;

                12.5. "Code" means the Internal Revenue Code of 1986, as from time to time amended.

                12.6. "Company" means SpeedFam-IPEC, Inc., an Illinois corporation.


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                12.7.   "Confidential Information" means any and all
            Technology and/or information which:

                        (a)   Is provided to the Employee by the Company;

                        (b) Is created, developed, or otherwise generated by or
                  on behalf of the Company;

                        (c) Concerns or relates to any aspect of the Company's business; or

                        (d) Is, for any reason, identified by the Company as
                  confidential.

                        (e) Notwithstanding the foregoing provisions of this
                  Section 12.7, Confidential Information shall not include such information which the Employee can show, clearly and convincingly:

                              (i) Is publicly and openly known and in the public domain;

                             (ii) Becomes publicly and openly known and in the
                        public domain through no fault of the Employee; or

                            (iii) Is in the Employee's possession and documented
                        prior to this Agreement, lawfully obtained from a source other than from the Company, and not subject to any obligation of confidentiality or restricted use.

                12.8. "Invention" means any new or useful art, discovery, or improvement (including any technologies, tests, programs, products, concepts, ideas, apparatus, equipment, machinery, processes, methods, formulae, designs or techniques), whether or not related to a Product and whether or not patentable, and all the know-how related thereto.

                12.9. "Material Breach" means a willful or negligent failure to perform the Employee's duties as set forth in this Agreement.

               12.10. "Product" means any product or service which is, or may in the reasonable future be, manufactured, sold, designed, developed, considered by, or of interest to the Company or an Affiliate (including, but not limited to, any product or service involving CMP planarization technology, such as CMP tools or any free-abrasive machining, lapping, polishing and grinding).

               12.11. "Technology" means prototypes, models, concepts,
            inventions, circuit designs, drawings, hardware, technological developments and


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            improvements, methods, techniques, systems, documentation, data, works of authorship, products, and related information whether or not patentable, copyrightable, and whether or not presently used or used in the future.

            13.   Miscellaneous.

                13.1. This Agreement supersedes all prior agreements and
            understandings by and between the Employee and the Company and any of its Affiliates or their respective directors, officers, shareholders, employees, attorneys, agents, or representatives, including any Severance Agreement, Employment Letter, Non-Disclosure Agreement and/or Employment Agreement and constitutes the entire agreement between the parties, respecting the subject matter hereof and there are no representations, warranties or other commitments other than those expressed herein.

                13.2. The Employee represents and warrants to the Company that the Employee is not a party to or bound by, and the employment of the Employee by the Company or the Employee's disclosure of any information to the Company or its use of such information will not violate or breach any employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement between the Employee and any other person, partnership, corporation, joint venture, association or other entity.

                13.3. No modification or amendment of, or waiver under, this
            Agreement shall be valid unless signed in writing and signed by the Employee and an appropriate officer of the Company, pursuant to expressed authority of the President.

                13.4. The Employee agrees to indemnify the Company and its
            Affiliates against, and to hold the Company and its Affiliates harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorney's fees, which the Company or any of its Affiliates may sustain as a result of, or in connection with, either directly or indirectly, the Employee's breach or violation of any of the provisions of this Agreement.

                13.5. The Employee hereby agrees that if the Employee violates any provision of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by the Employee or to enjoin the Employee from engaging in any activity in violation hereof.

                13.6. The Company agrees to indemnify the Employee against, and to hold the Employee harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and


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            attorney's fees, which the Employee may sustain as a result of, or in connection with, either directly or indirectly, the breach or violation by the Company or its Affiliates of any of the provisions of this Agreement or any applicable law or regulations.

                13.7. The waiver by either party to this Agreement of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                13.8. Any communication which may be required under this
            Agreement shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by U.S. registered or certified mail, return receipt requested, postage prepaid as follows:

            If to the Company:      SpeedFam-IPEC, Inc.
                                    305 North 54th Street
                                    Chandler, AZ  85226-2416
                                    United States of America

                                    Attention:  President/CEO
                                    Facsimile:  602-705-2122
                                    Confirm:  602-705-2100

            If to the Employee:     Mr. Ralph Hartung
                                    11219 E. Palomino Road
                                    Scottsdale, AZ 85259
                                    602-614-0733



            Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time request by written notice to the other party to the Agreement. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed to be delivered, given and received for all purposes of this Agreement as of two (2) business days after the date of deposit thereof for mailing in a duly constituted U.S. post office or branch thereof, one (1) business day after deposit with a recognized overnight courier service or upon written confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

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                13.9. This Agreement shall inure to the benefit of and be
            binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns.

               13.10. Except as provided under Section 11.10 of this Agreement, all claims, disputes and other matters in question arising out of, or relating to this Agreement, or the breach thereof, shall be decided by arbitration, pursuant to the rules established by the American Arbitration Association for the arbitration of such disputes, and such arbitration shall occur in Chandler, Arizona. The Company shall pay all reasonable costs of such arbitration.

               13.11. This Agreement may be signed in multiple counterparts which when taken together shall constitute the entire Agreement.

               13.12. This Agreement shall be governed and construed in
            accordance with the laws of the State of Arizona.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       SPEEDFAM-IPEC, INC., an Illinois
                                          Corporation


                                       By /s/ Richard J. Faubert
                                          ------------------------------------
                                          Title: President/CEO


                                       Employee

                                          /s/ Ralph D. Hartung
                                          ------------------------------------


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